Exhibit 10.1

AMENDMENT NO. 1

to

CREDIT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Credit Agreement is entered into as of August 6, 2018, by and between Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”) and BGC Partners, Inc., a Delaware corporation (“BGC”).

WITNESSETH:

WHEREAS, Cantor and BGC are parties to that Credit Agreement dated as of March 19, 2018 (the “Agreement); and

WHEREAS, Cantor and BGC wish to increase the borrowing limit from $250 million to $400 million.

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Amendment:

Section 1. Amendments. Section 2.1(a) of the Credit Agreement is hereby amended by replacing the reference from “$250 million” to “$400 million”.

Section 2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws (and not the law of conflicts) of the State of New York.

Section 3. Construction. Except as expressly amended hereby, the Agreement shall remain in full force and effect, and all other terms of the Agreement remain unchanged.

Section 4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

(signature page follows)

IN WITNESS WHEREOF, this Amendment has been duly executed on August 6, 2018.

CANTOR FITZGERALD, L.P.

By:	/S/ Steve Bisgay
Name: Steve Bisgay
Title: Chief Financial Officer

BGC PARTNERS, INC.

By:	/S/ Steve McMurray
Name: Steve McMurray
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to the Credit Agreement between CFLP and BGC]